Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-163511, 333-183674, 333-185289 and 333-187820) of ProShares Trust II of our report dated March 1, 2013 relating to the financial statements of ProShares Trust II and each of its Funds and the effectiveness of internal control over financial reporting of ProShares Trust II and each of its Funds, which appears in this Amendment No. 1 to Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

July 15, 2013